UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)

As previously disclosed on the Company’s Current Report on Form 8-K dated August 26, 2013, the Company has retained Cal R. Hoagland, a partner of FLG Partners, LLC, as interim Chief Financial Officer. Mr. Hoagland officially assumed such position on September 18, 2013.

(e)

Upon the recommendation of the Compensation Committee of the Board of Directors, the Board of Directors of the Company approved increased base salaries, effective as of September 1, 2013, for Mr. Timothy S. Jenks, Dr. Wupen Yuen, Dr. Raymond Cheung and Mr. Benjamin L. Sitler each of whom is a “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in the amounts set forth below.

Named Executive Officer	Previous 2013 Base Salary		New 2013 Base Salary
Timothy S. Jenks, President and Chief Executive Officer	$360,000		$400,000
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	330,974	(1)	340,000	(1)
Dr. Wupen Yuen, Senior Vice President of Product and Technology Development	260,000		275,000
Benjamin L. Sitler, Senior Vice President of Global Sales and Product Management	250,000		265,000

(1)	The Base Salary is calculated in U.S. dollars at the applicable exchange rate. Dr. Cheung’s actual salary will be paid in Chinese RMB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23 , 2013	NEOPHOTONICS CORPORATION

	By:	/s/ Cal R. Hoagland
Cal R. Hoagland
Interim Chief Financial Officer